UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 15, 2011
Global Indemnity plc
(Exact name of registrant as specified in its charter)

Ireland	001-34809	98-0664891

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Arthur Cox Building Earlsfort Terrace Dublin 2, Ireland	None

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +(353) (0) 1 618 0517
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On June 15, 2011, Global Indemnity plc (the “Company”) held its 2011 Annual General Meeting of shareholders (the “Annual General Meeting”). The proposals submitted to a vote of the shareholders at the meeting are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2011. The final results of voting for each matter are as follows:
Proposal 1: Election of directors
The following individuals were elected to the Company’s Board of Directors to hold office for the term expiring at the 2012 Annual General Meeting of shareholders or until their successors are duly elected and qualified:

	Votes For	Votes Against	Abstain	Broker non-votes
Saul A. Fox	129,717,240	6,232,228	2,472	1,004,170
James W. Crystal	130,347,628	5,600,840	3,472	1,004,170
Larry A. Frakes	135,739,393	209,075	3,472	1,004,170
Seth J. Gersch	134,780,511	1,167,957	3,472	1,004,170
Mary R. Hennessy	130,822,666	5,125,802	3,472	1,004,170
James R. Kroner	129,928,439	6,020,029	3,472	1,004,170
Chad A. Leat	131,227,550	4,720,918	3,472	1,004,170
Michael J. Marchio	132,679,616	3,268,852	3,472	1,004,170
Proposal 2: To authorize the Company and/or any of its subsidiaries to make open market purchases of the Company’s Class A ordinary shares.
The proposal was approved by the following vote:

Votes For	Votes Against	Abstain	Broker non-votes
135,852,751	96,417	2,772	1,004,170
Proposal 3: To authorize the reissue price range of Class A ordinary shares that the Company acquires as treasury shares.
The proposal was approved by the following vote:

Votes For	Votes Against	Abstain	Broker non-votes
135,808,206	46,230	97,504	1,004,170
Proposal 4: To ratify the appointment of PricewaterhouseCoopers as the Company’s independent auditors and to authorize the Company’s Board of Directors, acting through its Audit Committee, to set their fees.
The proposal was approved by the following vote:

Votes For	Votes Against	Abstain	Broker non-votes
131,738,830	5,214,005	3,275	—

Proposal 5: To act on various matters concerning Wind River Reinsurance Company, Ltd.
A.	Election of directors and alternate director of Wind River Reinsurance Company, Ltd.

The following individuals were elected to Wind River Reinsurance Company’s Board of Directors:

	Votes For	Votes Against	Abstain	Broker non-votes
Alan Bossin	135,840,007	107,461	4,472	1,004,170
Larry A. Frakes	135,839,508	107,960	4,472	1,004,170
Troy W. Santora	135,839,868	107,600	4,472	1,004,170
Janita Burke (alternate director)	135,834,307	113,361	4,272	1,004,170
B.	To ratify the appointment of PricewaterhouseCoopers International Limited, Hamilton, Bermuda, as the independent auditor of Wind River Reinsurance Company, Ltd. for 2011.

The proposal was approved by the following vote:

Votes For	Votes Against	Abstain	Broker non-votes
133,274,282	3,584,822	97,006	—
Proposal 6: To approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers as disclosed pursuant to the rules of the Securities and Exchange Commission as set forth in the Company’s proxy statement for the Annual General Meeting:

Votes For	Votes Against	Abstain	Broker non-votes
135,581,156	364,322	6,462	1,004,170
Proposal 7: To recommend, in a non-binding advisory vote, the frequency of shareholder votes to approve the compensation of the Company’s named executive officers as disclosed pursuant to the rules of the Securities and Exchange Commission in the Company’s proxy statements:

1 year	2 years	3 years	Abstain	Broker non-votes
6,404,939	133,994	129,408,866	4,141	—
Proposal 8: To authorize holding the 2012 Annual General Meeting of shareholders of the Company at a location outside of Ireland.
The proposal was approved by the following vote:

Votes For	Votes Against	Abstain	Broker non-votes
136,946,869	2,077	7,164	—
As described above, a majority of the votes cast voted, in an advisory, non-binding vote, in favor of having a shareholder vote to approve the compensation of the Company’s named executive officers every three years. In light of such vote, and consistent with the Company’s recommendation, the Company’s board of directors determined that it currently intends to include in its proxy statements an advisory, non-binding vote to approve the compensation of the Company’s named executive officers every three years until the next required vote on the frequency of shareholder votes on the compensation of the Company’s named executive officers. The Company is currently required to hold votes on frequency every six years.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Indemnity plc
Date: June 16, 2011	By:	/s/ Thomas M. McGeehan
		Name:	Thomas M. McGeehan
		Title:	Chief Financial Officer